Item 30. Exhibit (g) i. a. i.

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YRT REINSURANCE AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

(hereinafter referred to as the “Reinsurer”)

Original Treaty Effective Date: January 1, 2023

Coverage: [    ]

TAI Code: [    ]

Reinsurer Agreement: [    ]

Effective July 1, 2024, the Agreement is hereby amended as follows:

1.	Exhibit A: Retention Limits is hereby replaced in its entirety with the attached Exhibit A: Retention Limits.

2.	Exhibit B: [ ] is hereby replaced in its entirety with the attached Exhibit B: [ ].

All other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, both Parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	7/18/2024
Chad Madore
Head of Reinsurance Development & Management

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	7/18/2024
Chad Madore
Head of Reinsurance Development & Management

C.M. LIFE INSURANCE COMPANY

By:	/s/ Chad Madore	Date:	7/18/2024
Chad Madore
Head of Reinsurance Development & Management

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Jeff Wright	Date:	7/18/2024
Jeff Wright
Senior Vice President

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Suzanne Downey	Date:	7/18/2024
Suzanne Downey
Vice President

EXHIBIT A: Retention Limits of the Ceding Company

[table deleted]

EXHIBIT B: [    ]

[    ]